EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the Common Stock, $.001 par value, of Superconductor Technologies, Inc., a Delaware corporation, and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filings.

The undersigned further agree that each party hereto is responsible for the timely filing of such Statement on Schedule 13G and any amendments thereto, and for the accuracy and completeness of the information concerning such party contained therein; provided, however, that no party is responsible for the accuracy or completeness of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate.

This Joint Filing Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of October 15, 2015.

FRIGATE VENTURES LP

By:	Admiralty Advisors LLC, its general partner

By:	/s/ Bruce R. Winson
Bruce R. Winson
Manager

ADMIRALTY ADVISORS LLC

By:	/s/ Bruce R. Winson
Bruce R. Winson
Manager

/s/ Bruce R. Winson
Bruce R. Winson

M5V ADVISORS INC.

By:	/s/ Adam Spears
Adam Spears
Director

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By:	/s/ Moez Kassam
Moez Kassam
Director

/s/ Adam Spears
Adam Spears

/s/ Moez Kassam
Moez Kassam

14